Exhibit 10.4

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to the Purchase and Sale Agreement (the “First Amendment”) is made and entered into effective the 10th day of April, 2006, by and between FUND I AND FUND II TUCKER, a Georgia general partnership (“Seller”) and ADVANCE REALTY SERVICE, INC., a Georgia corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated March 1, 2006, as it may now or hereafter be properly amended (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1. Ratification of the Purchase Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended, nothing herein being deemed a waiver of strict compliance with the terms thereof.

2. Purchase Price. Subsection 3.1.1 is hereby deleted in its entirety and replaced with the following new Subsection 3.1.1:

“3.1.1 The Purchase Price for the Property shall be Four Million Two Hundred Fifteen Thousand and no/100 Dollars ($4,215,000.00), subject to adjustment as provided for in Section 7 hereof.”

3. Additional Earnest Money. Section 4.1 is hereby deleted in its entirety and replaced with the following new Section 4.1:

“4.1 Additional Earnest Money. In the event Purchaser does not terminate this Agreement prior to the Financing Date, Purchaser shall deposit the additional sum of Twenty-Five Thousand Dollars ($25,000) with Escrow Agent as Additional Earnest Money. The Additional Earnest Money shall be held along with the Earnest Money Deposit and shall collectively be referred to as the “Earnest Money”.”

4. Leasing Commissions. Seller agrees to pay at Closing any and all leasing commissions owed to Seller, Leo Wells, Wells and Associates or The Dryman Team for any and all leases at the Property in effect at the Property as of the date of this First Amendment; provided, however, Purchaser shall be responsible for any leasing commissions payable with respect to (i) tenant leases executed after the date of this First Amendment which are approved by Purchaser, (ii) any existing leases which are extended or renewed by such tenants from and after the date of this First Amendent, or (iii) any leasing commissions due and payable with respect to any existing leases which are payable over the term of such leases.

5. Conditions Precedent to Closing. Section 13.1 is hereby amended by adding the following new Paragraph 13.1.1(c) and the following new Subsection 13.1.4:

“(c) Purchaser’s receipt of a loan commitment from Piedmont Bank of Georgia in an amount necessary to finance the acquisition of the Property on or before April 21, 2006 (the “Financing Date”).”

“13.1.4 If the condition precedent in Paragraph 13.1.1(c) is not satisfied or waived by the Purchaser prior to the Financing Date, then the Purchaser may terminate this Agreement by written notice to Seller given on or prior to the Financing Date, whereupon the Earnest Money, to the extent paid, shall be refunded to Purchaser on demand and neither party shall have any further rights or obligations with respect hereto except as specifically set forth herein.”

6. Inspection Date. Seller and Purchaser acknowledge and agree that the condition precedent set forth in Paragraph 13.1.1(a) has been satisfied by Purchaser prior to the Inspection Date, and that Purchaser has accepted the Property, and the Earnest Money deposit shall be non-refundable, except for Seller’s failure to satisfy the condition precedent set forth in Paragraphs 13.1.1(b) or 13.1.1(c) of the Agreement.

7. Counterpart Execution. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this First Amendment effective on the day and year first above written.

“SELLER”

FUND I AND FUND II TUCKER, a
Georgia general partnership

By:	Wells Real Estate Fund I, a Georgia limited partnership, its general partner

By:	Wells Capital, Inc., its general partner

	By:	/s/ Douglas P. Williams
	Name:	Douglas P. Williams
	Title:	Senior Vice President

By:	Wells Real Estate Fund II, a Georgia limited partnership, its general partner

By:	Wells Capital, Inc., its general partner

	By:	/s/ Douglas P. Williams
	Name:	Douglas P. Williams
	Title:	Senior Vice President

“PURCHASER”

ADVANCE REALTY SERVICE, INC., a Georgia corporation

By:	/s/ Dan Decraene
Name:	Dan Decraene
Title:	CEO

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